Exhibit 10.27

Amendment No. 1 to Collaboration Agreement

This Amendment, effective June 17, 2003, is to the Collaboration Agreement (the “Collaboration Agreement”) effective December 18, 2002 between Sunesis Pharmaceuticals, Inc., (“Sunesis”) a Delaware corporation, having a principal place of business at 341 Oyster Point Boulevard, South San Francisco 94080 and Biogen, Inc. (“Biogen”), a Massachusetts corporation, having a principal place of business at 14 Cambridge Center, MA 02142.

The parties hereby agree to the following amendments to the Collaboration Agreement.

Section 2.6.1 is hereby deleted and replaced with the following:

2.6.1 Biogen Election of First Tier Targets. At any time during the first [*] ([*]) months of the Research Term, Biogen has an exclusive option, in its sole discretion, to add [*] and two additional targets (such two additional targets to be identified by Biogen and approved by Sunesis within nine (9) months from the Effective Date)(each of [*] and the two identified targets, a “First Tier Target”) under the Research Program by providing written notice to Sunesis. Promptly following Biogen’s notice to Sunesis of such election, the JRC shall evaluate the potential target to be added under the Research Program, and the outline of a research plan for such potential target. Subject to Sections 2.6.3 and 5.2, upon written agreement of the Parties, such target shall be deemed a “Secondarv Target” (with a description of such target attached at Amended Exhibit 1.22) and shall be added under the Research Program on the same terms and conditions of this Agreement as a Target.

Further, Exhibit 1.22 is hereby deleted and replaced with Amended Exhibit 1.22 (as described below):

Confidential treatment has been requested for portions of this exhibit.  The copy filed herewith omits the information subject to the confidentiality request.  Omissions are designated as [*].  A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

AMENDED EXHIBIT 1.22

TARGETS

A.            Primary Target

(i)            “TNF[*] TNF” shall mean the protein encoded by the gene specified by GenBank accession number [*]

B.            Secondary Targets

1.             First Tier Targets

(i)            “[*]” shall mean the protein encoded by the gene specified by GenBank accession number [*]

(ii)           “          ” shall mean

(iii)          “          ” shall mean

2. Second Tier Un-named Targets

(i)            “          ” shall mean

(iv)          “          ” shall mean

[*] Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

All other provisions of the Collaboration Agreement shall remain unchanged.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed by their authorized representatives and delivered in duplicate originals as of the date first written above.

BIOGEN, INC.	SUNESIS PHARMACEUTICALS, INC.

By:	By:

Name:	Name:

Tilt:	Title: